Exhibit 10.1

[Insert Stock Incentive Plan Year] STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT FOR NON-EMPLOYEE DIRECTORS

GRANTED TO	GRANT DATE	NUMBER OF RESTRICTED STOCK UNITS	Grant NUMBER
##PARTICIPANT_NAME (first last)##	##GRANT_DATE (MM/DD/YYYY) ##	##GRANTED (Shares Granted) ##	##GRANT ID##

This Restricted Stock Award Agreement (the “Agreement”) is made as of the date specified in the individual grant summary, by and between SpartanNash Company, a Michigan corporation (together with its subsidiaries, “SpartanNash”) and the person specified in the individual grant summary, a non‑employee Director of SpartanNash (the “Director” or “you”).

SpartanNash has adopted the [Insert Stock Incentive Plan Year] Stock Incentive Plan (the “Plan”) which permits the grant of an award of Restricted Stock Units. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the parties hereto agree as follows:

1. Grant of Restricted Stock Units. SpartanNash hereby grants to you the number of Restricted Stock Units specified in the grant summary above for no cash consideration. The Restricted Stock Units shall be subject to the terms and conditions in this Agreement and the Plan. You acknowledge receipt of a copy of the Plan Prospectus. The date of grant shall be as specified on your individual grant summary above (“Grant Date”).

2. Vesting of Restricted Stock Units. The Restricted Stock Units are subject to the following transfer and forfeiture conditions (the “Restrictions”), which will lapse, if at all, as described below. Except as otherwise provided in the Plan or this Agreement, neither the Restricted Stock Units nor any dividends paid on such Restricted Stock Units, may be sold, assigned, hypothecated or transferred (including without limitation, transfer by gift or donation) until the applicable vesting date[s] provided below (the “Restricted Period”). If the application of the vesting percentages below results in the vesting of a fractional Restricted Stock Unit, the number of Units vested shall be rounded to the nearest whole number.

[Vesting Table: Month DD, YYYY, quantity]

Except as provided in Section 3 below, unvested Restricted Stock Units shall be cancelled and forfeited if, at any time within the Restricted Period, your service on the Board terminates for any reason.

3. Accelerated Vesting.

a. Upon termination of your service within the Restricted Period by reason of death, Disability (as defined in the Plan) or Retirement (as defined in the Plan), the Restricted Period shall end upon such termination, and the Restricted Stock Units will vest and no longer be subject to forfeiture.

b. In the event of a Change in Control (as defined in the Plan), if this Award Agreement is not assumed by the surviving entity or otherwise equitably converted or substituted

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Exhibit 10.1

in connection with the Change in Control in a manner approved by the Committee or the Board, then the Restricted Stock Units shall immediately become fully vested and delivered to you. If this Award Agreement is assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board, and if on or after the effective date of the Change in Control, your service with the Board ends (either by resignation or removal under circumstances other than for Cause, as defined in the Plan), the Restricted Stock Units shall immediately become fully vested and delivered to you.

6. Miscellaneous.

a.
During the Restricted Period, you will accrue dividend equivalent amounts equal in value to the dividends you would have received in the absence of any Restrictions. The dividend equivalents, and any other non‑cash dividends or distributions paid, with respect to a given unvested Restricted Stock Unit shall be subject to the same Restrictions as those relating to that Restricted Stock Unit granted under this Agreement. After the Restricted Period ends with respect to that Restricted Stock Unit, you will receive cash equal to the value of the dividend equivalents that were accrued with respect to that Unit, and you will have all shareholder rights, including the right to transfer Shares, subject to such conditions as SpartanNash may reasonably specify to ensure compliance with federal and state securities laws.

b.
Restricted Stock Units issued hereunder and shares of Restricted Stock issued and delivered to the holder of Restricted Stock Units shall at all times remain subject to any SpartanNash recoupment or recovery policy, as well as any policy on hedging and pledging, as such policies may be amended from time to time.

c.
Shares of Restricted Stock issued and delivered to the holder of Restricted Stock Units shall be evidenced by appropriate entry on the books of SpartanNash or a duly authorized transfer agent of SpartanNash (without a paper certificate).

d.
Neither the Plan nor this Agreement shall (i) be deemed to give you a right to remain a Director of SpartanNash, (ii) restrict the right of SpartanNash to discharge you, with or without cause, or (iii) be deemed to be a written contract of employment or service.

e.
SpartanNash, in its sole discretion, may decide to deliver any documents related to the Restricted Stock or other awards granted to you under the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on‑line or electronic system established and maintained by SpartanNash or a third party designated by SpartanNash. The third-party administrator may send user ID, password and trading PIN information to new participants directly via regular mail.

f.
This Restricted Stock Award shall be effective only after you agree to the terms and conditions of this Agreement. You shall not disclose either the contents or any of the terms and conditions of the Award to any other person and agrees that SpartanNash shall have the right, in its sole discretion, to immediately terminate the Award in the event of such disclosure by you.

g.
This Agreement shall be construed under and governed by the internal laws of the State of Michigan without regard to the application of any choice-of-law rules that would result in the application of another state’s laws. In any action brought by SpartanNash under or relating to this Agreement, you consent to exclusive jurisdiction and venue in the federal and state courts in, at the election of SpartanNash, (i) the State of Michigan and (ii) any state and county in which SpartanNash contends that you have breached this Agreement. In any action brought by you under

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or relating to this Agreement, SpartanNash consents to the exclusive jurisdiction and venue in the federal and state courts of the State of Michigan, County of Kent.

h.
The invalidity or enforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.

By execution of this Agreement as of the Grant Date, you hereby accept and agree to be bound by all of the terms and conditions of this Agreement and the Plan.

DIRECTOR:

SIGNED BY ELECTRONIC SIGNATURE*

* By electronically accepting the RESTRICTED STOCK AWARD, YOU agree that (i) such acceptance constitutes YOUR electronic signature in execution of this Agreement; (ii) YOU agree to be bound by the provisions of the Plan AND the Agreement; (iii) YOU haVE reviewed the Plan AND the Agreement in their entirety, haVE had an opportunity to obtain the advice of counsel prior to accepting the RESTRICTED STOCK AWARD and fully understand all of the provisions of the Plan AND the Agreement; (iv) YOU haVE been provided with a copy or electronic access to a copy of the U.S. prospectus for the Plan; and (v) YOU hereby agree to accept as binding, conclusive and final all decisions or interpretations of the committee upon any questions arising under the Plan AND the Agreement.

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